Exhibit 99.1

TrueCar Reports Record Second Quarter 2014 Financial Results

•                  Record quarterly revenue of $50.5 million, up 62% year-over-year.

•                  TrueCar users purchased a record 149,527 vehicles from TrueCar Certified Dealers.

•                  Franchise Dealer Count(1) in the TrueCar Certified Dealer Network grew by over 1,000 in the first half of the year to a new record high of 7,682.

•                  Transaction revenue per franchise dealer(2) increased 36% year-over-year to $6,195 for the quarter.

•                  Initiated full-year revenue outlook of $197.0 - $202.0 million.

SANTA MONICA, Calif., August 7, 2014 — TrueCar, Inc. (NASDAQ: TRUE), the negotiation-free car buying and selling platform, today announced its financial results for the second quarter ended June 30, 2014.

Management Commentary

“TrueCar delivered a record second quarter, highlighting the growing power, reach and scale of our core business,” said Scott Painter, Chief Executive Officer of TrueCar.  “For the first time, we exceeded $50 million of quarterly revenue, delivering growth of 62% year-over-year.  The primary driver of revenue growth was a 55% year-over-year increase in total units as TrueCar users purchased nearly 150,000 cars from TrueCar Certified Dealers during the second quarter, an all-time high.”

Mr. Painter continued, “We also continued to expand our dealer network, adding over 1,000 dealers in the first half of 2014, and growing our dealer count to nearly 7,700 franchise dealers, or one out of every four dealers in the United States.  While we have grown our network both in terms of reach and geographic coverage, we have also increased our relevance to our dealers.  Average transaction revenue per franchise dealer grew for the sixth consecutive quarter to $6,195.”

(1)  Franchise Dealer Count: We define franchise dealer count as the number of franchise dealers in the network of TrueCar Certified Dealers at the end of a given period. This number is calculated by counting the number of brands of new cars sold by dealers in the TrueCar Certified Dealer network at their locations, and includes both single-location proprietorships as well as large consolidated dealer groups.

(2)  Transaction revenue per franchise dealer: We calculate transaction revenue per franchise dealer by dividing transaction revenue for the quarter by the average franchise dealer count for the quarter.

“Our exceptional growth highlights the enhanced relevance of our platform as dealers and consumers alike benefit from TrueCar’s mission to bring transparency to the car buying process. As we continue to deliver unique value to our dealer partners and the car buying public, we have a lot of growth in front of us,” concluded Mr. Painter.

Second Quarter 2014 Financial Highlights

•                  Revenues increased 62% year-over-year to $50.5 million from $31.2 million in the second quarter of 2013.

•                  Transaction revenues increased 68% year-over-year to $46.1 million from $27.4 million in the second quarter of 2013.

•                  Data and other revenues increased 15% year-over-year to $4.4 million from $3.8 million in the second quarter of 2013, consisting primarily of Residual Value consulting services and data sales from TrueCar’s ALG subsidiary to OEMs and Financial Services companies.

•                  Net loss of $15.0 million, or ($0.22) per diluted share, compared to a net loss of $3.8 million, or ($0.07) per diluted share, in the second quarter of 2013.

•                  Positive Adjusted EBITDA of $1.5 million(3).

Key Operating Metrics

•                  The number of average monthly unique visitors(4) increased 72% to approximately 4.2 million for the second quarter of 2014, up from approximately 2.4 million in the second quarter of 2013.

•                  The number of units(5) increased 55% to 149,527 in the second quarter of 2014, up from 96,614 in the second quarter of 2013.

•                  Monetization(6) was $308 during the second quarter of 2014, in line with expectations of $305 - $310.

•                  The Franchise Dealer Count increased to 7,682 at June 30, 2014, representing 24% of all new car franchises and year-over-year growth of 24%.

•                  Transaction revenue per franchise dealer increased to $6,195, representing year-over-year growth of 36%.

(3)  Refer to the reconciliation table of Net Loss to Adjusted EBITDA.

(4)  Average Monthly Unique Visitors: We define a monthly unique visitor as an individual who has visited our website, our landing page on our affinity group marketing partner sites, or our mobile applications within a calendar month. We calculate average monthly unique visitors as the sum of the monthly unique visitors divided by the number of months in that period.

(5)  Units: We define units as the number of automobiles purchased by our users from TrueCar Certified Dealers through TrueCar.com or the car buying sites we maintain for our affinity group marketing partners.

(6)  Monetization: We define monetization as the average transaction revenue per unit, which we calculate by dividing all of our transaction revenue in a given period by the number of units in that period.

Corporate Developments

Initial Public Offering

On May 16, 2014, TrueCar completed its initial public offering of 7,775,000 shares of common stock, at a price to the public of $9.00 per share, before underwriting discounts and commissions.  The company further sold 1,166,250 shares as a result of the underwriters’ exercise of their over-allotment option to purchase additional shares.  The initial public offering and the exercise of the over-allotment option generated net proceeds to the company of approximately $69.2 million, net of offering costs.

Business Outlook

TrueCar’s financial outlook for the third quarter ending September 30, 2014 and for the full year ending December 31, 2014 is as follows:

Third Quarter 2014

•                  Revenues are expected to be in the range of $51.0 million to $54.0 million.

•                  Adjusted EBITDA is expected to be in the range of $2.0 million to $3.0 million.

Full Year 2014

•                  Revenues are expected to be in the range of $197.0 million to $202.0 million.

•                  Adjusted EBITDA is expected to be in the range of $6.0 million to $8.0 million.

Conference Call Information

Members of TrueCar management will host a conference call today, August 7, 2014, to discuss the second quarter 2014 results at 4:30 p.m. Eastern Time. To participate, callers in the U.S. and Canada should dial 1-877-407-0789 and international callers should dial 1-201-689-8562 and reference the conference ID: 13587120. In addition, a live webcast of the call will be accessible through the Investor Relations section of TrueCar’s website at www.truecar.com and will be archived online for 90 days upon completion of the conference call. A telephonic replay of the call will also be available until 11:59 p.m. Eastern Time, on Thursday, August 21, 2014, by dialing 1-877-870-5176 (domestic) or 1-858-384-5517 (international) and entering the replay pin number: 13587120.

Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical facts contained in this press release, including statements regarding TrueCar’s future growth potential and opportunities, expectations regarding future revenues and Adjusted EBITDA, long-term financial objectives, business strategy, plans and objectives are forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions that may prove incorrect, any of which could cause our results to differ materially from those expressed or implied by such forward-looking statements.  Among the risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include: our ability to manage our growth especially in light of our limited operating history; our dependence upon our affinity group marketing partners, especially USAA; compliance with U.S. federal and state laws and regulations directly or indirectly applicable to our business; our ability to compete effectively in an increasingly competitive market and to enhance our brand; our ability to continue to expand our dealer network and to increase our user traffic and the number of transactions between our dealer network and our users, our ability to successfully develop and introduce complementary new products to address our target markets and to continue to enhance our mobile solutions; consumer demand, global supply chain challenges and macro-economic issues that affect the automobile industry; security breaches in our systems or other service disruptions; our ability to protect our intellectual property rights; and other risks and uncertainties described more fully under the heading “Risk Factors” in TrueCar’s registration statement on Form S-1 filed, and its quarterly report on Form 10-Q to be filed, with the Securities and Exchange Commission. Moreover, the company operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for TrueCar management to predict all risks, nor can it assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements the company may make.  All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements, which speak only as of their respective dates.

Use of Non-GAAP Financial Measures

In addition to generally accepted accounting principles in the United States or GAAP, this earnings release includes a non-GAAP financial measure, Adjusted EBITDA.  We define Adjusted EBITDA as net loss adjusted to exclude interest income, interest expense, income taxes, depreciation and amortization, stock-based compensation, warrant expense, change in the fair value of contingent consideration, ticker symbol acquisition costs, IPO-related expenses and transaction costs from acquisitions. We have provided below a reconciliation of Adjusted EBITDA to net loss, the most directly comparable GAAP financial measure. Adjusted EBITDA should not be considered as an alternative to net loss or any other measure of financial performance calculated and presented in accordance with GAAP.

Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute of analysis of our results as reported under GAAP. Some of these limitations are:

• Adjusted EBITDA does not reflect the payment or receipt of interest or the payment of income taxes;

• Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

• Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditures or any other contractual commitments;

• Adjusted EBITDA does not consider the potentially dilutive impact of shares issued or to be issued in connection with share-based compensation or warrant issuances; and

• Other companies, including companies in our own industry, may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, you should consider Adjusted EBITDA alongside other financial performance measures, including various cash flow metrics, net loss and our other GAAP results. In addition, in evaluating Adjusted EBITDA, you should be aware that in the future we will incur expenses such as those that are the subject of adjustments in deriving Adjusted EBITDA and you should not infer from our presentation of Adjusted EBITDA that our future results will not be affected by these expenses or any unusual or non-recurring items.

About TrueCar

TrueCar, Inc. (NASDAQ: TRUE) is the negotiation-free car buying and selling platform. TrueCar enables a negotiation-free car buying experience by giving buyers transparent insight into what others actually paid (price confidence), upfront pricing information (price discovery), and access to a network of trusted TrueCar Certified Dealers who provide guaranteed savings certificates and seamlessly complete the car purchase. The reality is that buying a car is painful and buyers fear they are going to overpay or be surprised with hidden fees.  TrueCar’s transparent upfront pricing information makes the car buying process simple. TrueCar’s mission is to make car buying simple, fair and fun. Its national network of nearly 7,700 TrueCar Certified Dealers is committed to providing negotiation-free savings off MSRP for all car-buyers, including members of some of the country’s largest membership and service organizations such as AARP, American Express, AAA, and USAA. Note: Not all program features are available in all states. Go to www.truecar.com for program details. TrueCar is headquartered in Santa Monica, Calif., with offices in Santa Barbara, Calif., San Francisco, Calif., and Austin, Texas.

TrueCar, Inc.

Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013

Revenues	$50,497	$31,223	$94,427	$56,266
Costs and operating expenses:
Cost of revenue	4,137	3,673	7,858	7,435
Sales and marketing	33,292	15,626	61,059	29,409
Technology and development	8,513	5,618	15,843	11,422
General and administrative	16,439	6,629	27,955	12,942
Depreciation and amortization	2,972	2,868	6,086	5,934
Total costs and operating expenses	65,353	34,414	118,801	67,142
Loss from operations	(14,856)	(3,191)	(24,374)	(10,876)
Interest income	10	29	27	61
Interest expense	(131)	(510)	(301)	(1,751)
Other income (expense)	10	6	10	14
Loss before provision for income taxes	(14,967)	(3,666)	(24,638)	(12,552)
Provision for income taxes	(67)	(136)	(317)	(273)
Net loss	(15,034)	(3,802)	(24,955)	(12,825)
Net loss per share:
Basic and diluted	$(0.22)	$(0.07)	$(0.39)	$(0.22)
Weighted average common shares outstanding, basic and diluted	67,784	58,313	63,962	57,231

TrueCar, Inc.

Consolidated Balance Sheets

(Unaudited)

(In thousands)

	June 30,	December 31,
	2014	2013
Assets
Current assets
Cash and cash equivalents	$111,845	$43,819
Restricted cash — current	2,000	2,000
Accounts receivable	24,829	18,803
Notes receivable from related parties — current	296	178
Prepaid expenses	6,866	3,550
Other current assets	860	1,226
Total current assets	146,696	69,576
Property and equipment, net	17,104	15,238
Goodwill	53,270	53,270
Intangible assets, net	30,005	31,834
Notes receivable from related parties	—	2,682
Other assets	518	2,150
Total assets	$247,593	$174,750

Liabilities, Convertible Preferred Stock and Stockholders’ Equity

Current liabilities
Accounts payable	$9,229	$9,804
Accrued employee expenses	10,028	10,129
Revolving line of credit	—	4,764
Other accrued expenses	10,989	6,242
Total current liabilities	30,246	30,939
Deferred tax liabilities	2,104	1,791
Other liabilities	521	616
Total liabilities	32,871	33,346
Commitments and contingencies
Series A convertible preferred stock	—	29,224

Stockholders’ Equity
Common stock	11	6
Additional paid-in capital	402,226	275,803
Notes receivable from related parties	—	(1,069)
Accumulated deficit	(187,515)	(162,560)
Total stockholders’ equity	214,722	112,180
Total liabilities, convertible preferred stock and stockholders’ equity	$247,593	$174,750

TrueCar, Inc.

Consolidated Statements of Cash Flows

(Unaudited)

(in thousands)

	Six Months Ended
	June 30,
	2014	2013
Cash flows from operating activities
Net loss	$(24,955)	$(12,825)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	5,875	5,609
Deferred income taxes	317	271
Bad debt expense and other reserves	109	153
Stock-based compensation	11,540	3,616
Increase in fair value of contingent consideration liability	—	48
Common stock warrant expense	4,668	1,262
Imputed interest on notes receivable	10	62
Interest income on notes receivable	(18)	(100)
Interest expense on note payable	—	805
Accretion of beneficial conversion feature on convertible notes payable and discount on revolving line of credit	236	945
Loss on disposal of fixed assets	211	325
Changes in operating assets and liabilities:
Accounts receivable	(6,183)	(4,317)
Prepaid expenses	(3,319)	(2,953)
Other current assets	457	(203)
Other assets	(62)	(30)
Accounts payable	1,122	(1,315)
Accrued employee expenses	(410)	2,521
Other accrued expenses	4,069	178
Other liabilities	(97)	(175)
Net cash used in operating activities	(6,430)	(6,123)
Cash flows from investing activities
Change in restricted cash	—	2,500
Purchase of property and equipment	(4,790)	(3,320)
Purchase of intangible assets	(350)	—
Notes receivable from related parties	(60)	—
Repayment of notes receivable from related parties	3,761	—
Net cash used in investing activities	(1,439)	(820)
Cash flows from financing activities
Proceeds from initial public offering, net of offering costs	69,674	—
Repayments under credit agreement	(5,000)	—
Repurchase of vested common stock option awards	—	(2,000)
Proceeds from exercise of common stock options	1,760	185
Proceeds from exercise of warrants	9,461	—
Net cash provided by (used in) financing activities	75,895	(1,815)
Net increase (decrease) in cash and cash equivalents	68,026	(8,758)
Cash and cash equivalents at beginning of period	43,819	22,062
Cash and cash equivalents at end of period	$111,845	$13,304

TrueCar, Inc.

Reconciliation of Net Loss to Adjusted EBITDA

(Unaudited)

(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013

Net loss	$(15,034)	$(3,802)	$(24,955)	$(12,825)
Non-GAAP Adjustments:
Interest income	(10)	(29)	(27)	(61)
Interest expense	131	510	301	1,751
Depreciation and amortization	2,972	2,868	6,086	5,934
Provision for income taxes	67	136	317	273
Stock-based compensation	7,395	2,043	11,540	3,616
Warrant expense	2,279	880	4,615	1,262
Change in fair value of contingent consideration	—	24	—	48
Ticker symbol acquisition costs	—	—	803	—
IPO-related expenses	3,717	—	3,717	—
Adjusted EBITDA	$1,517	$2,630	$2,397	$(2)

INVESTOR CONTACTS:

Alison Sternberg

Vice President, Investor Relations and Administration

O: 800.200.2000 x 8771

investors@true.com

Laura Bainbridge

Addo Communications

O: 310.829.5400

investors@true.com

MEDIA CONTACT:

Jenna Finn

Kel & Partners

jenna@kelandpartners.com

O: 617.904.9393 x143

C: 617.913.4993